Exhibit 24.2
ZAYO CAPITAL, INC.

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott E. Beer and Kenneth desGarennes his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 and any and all amendments thereto, including post-effective amendments, and to file this Registration Statement and any subsequent registration statement and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his said attorneys-in-fact and agents, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.
     IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of October 10, 2010.

Name	Title

/s/ Daniel Caruso Daniel Caruso	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Kenneth desGarennes Kenneth desGarennes	Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Rick Connor Rick Connor	Director

/s/ Don Detampel Don Detampel	Director

/s/ Michael Choe Michael Choe	Director

/s/ John Siegel John Siegel	Director

/s/ Gillis Cashman Gillis Cashman	Director

/s/ John Downer John Downer	Director